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                                                                   Exhibit 10.7


                              TAX SHARING AGREEMENT

                  AGREEMENT entered into as of April 30, 1998 between CCPC Acquisition Corp. ("Parent"), and Corning Consumer Products Company and Revere Ware Corporation, which are includible corporations in the affiliated group of corporations of which Parent is the common parent (within the meaning attributed to such terms in section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) and, collectively, are hereinafter referred to as the "Group."

                  WHEREAS, each member of the Group desires, to the extent permitted by the Code or the regulations promulgated thereunder, to be included in the filing of consolidated Federal income tax returns on behalf of the Group; and

                  WHEREAS, each member of the Group desires to participate, to the extent permitted by applicable state or local law, in combined or consolidated state and local income tax returns if so requested by Parent and to allocate and settle in an equitable manner the state or local income tax liability shown on such returns; and

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                  1. Definition. For purposes of this Agreement, the following terms shall be defined as follows:

                           (a)  Subsidiary shall mean Corning Consumer Products
Company, Revere Ware Corporation and any corporation that becomes a member of the Group under paragraph 15 hereof (including any Pledged Subsidiary, as defined in the Credit Agreement dated April 9, 1998, that will acquire assets from Corning Consumer Products Company) provided, however, that each of the provisions of this Agreement shall apply separately to each as if each were the only Subsidiary.

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                           (b)      Subsidiary Group  shall mean each Subsidiary
which would be included in the affiliated group of corporations (as defined in Section 1504(a) of the code) of which Corning Consumer Products Company would be the common Parent but for the inclusion of the Subsidiary in the Group.

                           (c)      Taxable Period shall mean any taxable year
or portion thereof with respect to which a consolidated Federal, or combined or consolidated state or local, income tax return is filed on behalf of the Group.

                           (d)      Subsidiary Group Federal Tax for a Taxable
Period shall mean the Federal income tax liability and the Federal alternative minimum tax liability for that Taxable Period that the Subsidiary Group would have incurred if the Subsidiary Group had not been included in a consolidated Federal income tax return filed for the Group for such Taxable Period and each prior Taxable Period for which this Agreement is in effect but instead had filed its own consolidated federal income tax return for such Taxable Period and each prior Taxable Period for which this Agreement is in effect, provided that any net operating loss or net capital loss of the Subsidiary Group shall only be carried forward and taken into account in computing the Subsidiary Group Federal Tax for subsequent Taxable Periods (subject to applicable limitations under the Code).

                           (e)      Subsidiary Group State or Local Tax for a
Taxable Period shall mean the state or local income tax liability for that Taxable Period that the Subsidiary Group or subgroup thereof would have incurred if the Subsidiary Group or a subgroup thereof had not been included in a combined or consolidated state or local income tax return with the Group or a subgroup that includes Parent for such Taxable Period and each prior Taxable Period for which this Agreement is in effect but instead had filed its own combined or consolidated state or local income tax return for such Taxable Period and each prior Taxable Period for which this Agreement is in effect, provided that any net operating loss or net

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capital loss of the Subsidiary Group or the subgroup thereof shall only be carried forward and taken into account in computing the Subsidiary Group or the subgroup thereof State or Local Tax for subsequent Taxable Periods (subject to applicable limitations under state or local law).

                           (f)      Estimated Tax Payments shall mean for a
Taxable Period the aggregate payments for such Taxable Period provided in Paragraph 3 hereof.

                           (g)      Final Determination shall mean a closing
agreement with the Internal Revenue Service or the relevant state or local taxing authorities, a claim for refund that has been allowed, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state or local tribunal has expired, or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

                  2.       Payments by Subsidiary or Parent.

                           (a)      For each Taxable Period, Corning Consumer
Products Company shall pay to Parent an amount equal to the excess, if any, of
(x) the sum of Subsidiary Group Federal Tax for such Taxable Period over (y) Subsidiary Group Estimated Tax Payments with respect to Federal income taxes. If the Subsidiary Group Estimated Tax Payments with respect to Federal income taxes for such Taxable Period exceed the sum of the Subsidiary Group Federal Tax for such Taxable Period, Parent shall pay to CCPC an amount equal to such excess.

                           (b)      For each Taxable Period with respect to
which the Subsidiary Group or a subgroup thereof participates in the filing of a combined or consolidated state or local income tax return with Parent, Corning Consumer Products Company or the highest tier member (other than Parent) included in the tax return shall pay to Parent an amount equal to the excess, if any, of the Subsidiary Group or the subgroup thereof State or Local


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Tax for such period over the Subsidiary Group or a subgroup thereof Estimated
Tax Payments with respect to such state or local income tax for such period. If the Subsidiary Group or a subgroup thereof Estimated Tax Payments with respect to state or local income tax for such period exceed the Subsidiary Group or the subgroup thereof State or Local Tax for such period, Parent shall pay to Corning Consumer Products Company or the highest tier member (other than Parent) included in the tax return an amount equal to such excess.

                  3.       Estimated Tax Payments.

                           (a)      For every Taxable Period, Corning Consumer
Products Company shall pay to Parent, by the tenth day of the fourth, sixth, ninth and twelfth months of such Taxable Period, the amount of estimated Federal income taxes that the Subsidiary Group would be required to pay on or before the fifteenth day of each such month if the Subsidiary Group were filing a separate consolidated Federal income tax return for such Taxable Period. Such estimated Federal income tax liability shall be determined in a manner consistent with Paragraphs 1(c) hereof and shall reflect estimated taxable income and/or estimated alternative minimum taxable income projected for three, six, nine and twelve months, respectively, under a method that is used or would be used by Parent in paying its actual estimated tax payments, if any.

                           (b)      For every period with respect to which the
Subsidiary Group or a subgroup thereof participates in the filing of a combined or consolidated state or local income tax return with Parent, Corning Consumer Products Company or the highest tier member (other than Parent) included in the tax return shall pay to Parent, by the fifth day prior to the date an estimated state or local payment is due, the amount of estimated taxes that the Subsidiary Group or subgroup thereof would have been required to pay, determined in a manner consistent with Paragraph 1(d) hereof.

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                  4.       Time and Form of Payment.

                  Payments pursuant to Paragraph 2 hereof shall be made no later than the fifth day prior to the due date of the Group's consolidated Federal income tax return (or the Group's combined or consolidated state or local income tax return) for the period in question. If the due date for any such return is extended, any payments to be made at the time of filing a request for extension of time to file shall be made on an estimated basis. No later than five (5) days prior to the extended due date for such return, a Subsidiary's payment shall be recalculated and any difference between the tax liability of the Subsidiary Group or subgroup thereof with respect to such return, determined in accordance with the terms of this Agreement, and all of the Subsidiary Group or subgroup thereof prior estimated payments with respect to the relevant Taxable Period shall be paid by such fifth day to the party entitled thereto, with interest from the original due date at the relevant statutory rate.

                  5. Redetermination of Tax Liability. In the event of any redetermination of the consolidated Federal income tax liability of the Group for any Taxable Period (or of the combined or consolidated state or local income tax liability for any period with respect to which a combined or consolidated return is filed) as a result of audit by the Internal Revenue Service (or the relevant state or local authorities), a claim for refund, or otherwise, the Subsidiary Group Federal Tax (or State or Local Tax) shall be recomputed for such Taxable Period and any subsequent Taxable Periods to take into account such redetermination and the payments pursuant to Paragraph 2 hereof shall be appropriately adjusted. Any payment between Parent and a Subsidiary required by such adjustment shall be paid within seven (7) days after the date of a Final Determination with respect to such redetermination, or as soon as such adjustment can practicably be calculated, if later, together with interest for the period at the relevant statutory rate.

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                  6.       Filing of Returns, Payment of Tax, Etc.

                           (a)      Agent.  Subsidiary hereby appoints Parent as
its agent, as long as Subsidiary, as the case may be, is a member of the Group, for the purpose of participating in the filing of consolidated Federal income tax returns and making any election or application or taking any action in connection therewith on behalf of Subsidiary. Subsidiary hereby appoints Parent as its agent, as long as Subsidiary, as the case may be, is a member of the Group, for the purpose of filing or participating in such combined or consolidated state or local income tax returns as Parent may elect to file or participate in filing and making any election or application or taking any action in connection therewith on behalf of Subsidiary. Subsidiary hereby consents to the filing of such returns and the making of such elections and applications. Nothing herein shall be construed as requiring Parent to file or participate in the filing of combined or consolidated state or local income tax returns for the Group for any period.

                           (b)      Cooperation.  Subsidiary shall cooperate
with Parent in the filing, to the extent permitted by law, of a consolidated Federal income tax return and such combined or consolidated state or local income tax returns for the Group as Parent elects to file or participate in by maintaining such books and records and providing such information as may be necessary or useful in the filing of such returns and executing any documents and taking any actions that Parent may reasonably request in connection therewith. Parent will provide Subsidiary, upon request, with copies of any such returns promptly after such returns are filed. Parent and Subsidiary shall provide one another with such information concerning such returns and the application of payments made under this Agreement as Parent or Subsidiary may reasonably request of one another.

                           (c)      Payment of Tax.  For each Taxable Period,
Parent shall timely pay or discharge, or cause to be timely paid or discharged, the consolidated Federal income

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tax liability of the Group for such Taxable Period and the combined or consolidated state or local income tax liability shown on any combined return Parent elects to or is required to file.

                  7. Resolution of Disputes. Any dispute concerning the calculation or basis of determination of any payment provided for hereunder shall be resolved by the independent certified public accountants for Parent whose judgement shall be conclusive and binding upon the parties, in the absence of manifest error.

                  8. Adjudications. In any audit, conference, or other proceeding with the Internal Revenue Service (or the relevant state or local authorities), or in any judicial proceedings concerning the determination of the Federal income tax liability of the Group or Subsidiary or the state or local income tax liability of any combined or consolidated group including Parent, Parent and Subsidiary shall be represented by persons selected by Parent. The settlement and terms of settlement of any issues relating to such proceeding shall be in the sole discretion of Parent, and Subsidiary hereby appoints Parent as its agent for the purpose or proposing and concluding any such settlement.

                  9. Successors. This Agreement shall inure to the benefit of and be binding upon any successors or assigns of the parties hereto.

                  10. Interpretation. This Agreement is intended to allocate the Federal and certain state or local income tax liabilities of the Group, and any situation or circumstances concerning such allocation that are not specifically contemplated hereby or provided for herein shall be dealt with in a manner consistent with the underlying principles of allocation in this Agreement.

                  11. Legal and Accounting Fees. Any fees or expenses for legal, accounting or other professional services rendered in connection with (i) the preparation of a consolidated Federal or combined or consolidated state or local income tax return for the Group (to the extent that such services reasonably pertain to the tax liability of Subsidiary

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rather than any other members of the Group), (ii) the application of the provisions of this Agreement, or (iii) the conduct of any audit, conference or proceeding of the Internal Revenue Service or relevant state or local authorities or judicial proceedings relevant to any determination required to be made shall be allocated between Parent and Subsidiary in the manner resulting in a reasonable approximation of the actual amount of such fees or expenses hereunder reasonably related to, and for the benefit of, Subsidiary, rather than to or for other members of the Group.

                  12. Effect of the Agreement. This Agreement shall determine the liability of Parent and Subsidiary to each other as to the matters provided for herein, whether or not such determination is effective for purposes of the Code or the regulations promulgated thereunder or state or local revenue laws and regulations, financial reporting purposes or other purposes.

                  13. Entire Agreement. This Agreement embodies the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the parties with respect to such subject matter. This Agreement, including this provision against oral modification, shall not be modified or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provisions of this agreement shall be effective unless in a writing duly signed by each of the parties hereto provided. however, all parties agree that upon execution and acceptance of a Supplemental Signature Page, in the form attached as Exhibit A hereto, this Agreement shall be amended and any Pledged Subsidiary, as referred to in Section 1 (a) above, shall have the rights and obligations of a Subsidiary under the Agreement.

                  14. Code References. Any references to sections of the Code shall be deemed to refer to any successor provisions of the Code and shall refer to such sections or provisions as in effect from time to time.

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                  15. New Members. Each of the parties agree that each
corporation that becomes a member of the Group after the date hereof and that is permitted to file a consolidated Federal or combined or consolidated state or local income tax return with other members of the Group, shall be added to this Agreement without the express written consent of the other members.



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                           IN WITNESS WHEREOF, each of the parties has caused
this Agreement to be executed by its respective duly authorized officer as of the date first set forth above.

                                            CCPC ACQUISITION CORP.
                                            By:
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                                            CORNING CONSUMER PRODUCTS COMPANY
                                            By:
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                                            REVERE WARE CORPORATION
                                            By:
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